Exhibit 10.2

Schedule of Grants Made Under Form of 2013-2015 Performance Share Agreement

Name	Title	Target Shares
John Gilbert	Chief Executive Officer	45,450
Christopher O’Donnell	President and Chief Operating Officer	45,450
Diana Purcel	Chief Financial Officer and Secretary	24,570